UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2016

American Brewing Company, Inc.
(Exact name of registrant as specified in its charter)
Washington
(State or other jurisdiction of incorporation)

333-193725	27-2432263
(Commission File Number)	(IRS Employer Identification No.)

180 West Dayton St., Warehouse 102, Edmonds, WA 98020
(Address of principal executive offices) (Zip Code)

(425) 774-1717
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 19, 2016, the Company entered into a Securities Purchase Agreement with an unaffiliated third party, whereby the Company sold a Convertible Promissory Note in an amount of $200,000.  The purchaser also received a three-year Warrant to purchase 100,000 shares at an exercise price of $0.40 per share.  The Convertible Promissory Note is convertible after 180 days into shares of the Company's common  stock at a twenty-five percent discount to the Volume Weighted Average Price for the five trading days prior to the date of conversion.

The securities described above were sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) and Section 4(6) under the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 24, 2016, Neil Fallon was promoted to serve as Executive Chairman of the board of directors of the Company.  Effective March 24, 2016, Brent Willis was appointed to serve as interim Chief Executive Officer, Chief Financial Officer, and as a Director of the Company.  At this time there are no agreements in place for compensation to be paid to Brent Willis.

From 2008 to current, Brent Willis has been the minority or majority owner and Chairman and Chief Executive Officer of a number of private-equity backed companies including Unified Learning, LLC, an online education company, Vivitris Life Sciences, Inc., a natural life science products company, XFit Brands, Inc. and Throwdown Industries Inc, a private functional fitness and mixed-martial arts company, Liberty Ammunition, Inc., a private lead-free ammunition company, Vascular Technologies, Inc., a private medical device company.  Mr. Willis continues to own an equity stake in each of these private companies.  Mr. Willis served as the Chief Executive Officer and on the board of Directors of Cott Corporation (NYSE; COT) from 2006 to 2008, the world's largest retailer brand beverage company, and on the board of directors for American Beverage Association.  From 2002 to 2006, Mr. Willis was the Global Chief Commercial Officer, Zone President, and on the Board of Management for Anheuser-Busch InBev SA/NV (NYSE: BUD), on the Board of Directors for AmBev (NYSE: ABV).  At InBev, he developed and implemented growth initiatives and acquisitions that led InBev to become the world's largest beer company.  From 1996 through 2001, Mr. Willis served as a President in Latin America for the Coca-Cola Company.  From 1987 through 1996, Brent worked for Kraft Foods, Inc., where he managed a number of Kraft's brands, developed their category management system in the United States, led acquisitions and joint ventures in Japan, Korea, Indonesia and others, and launched the Kraft Brand in China.  Mr. Willis obtained a Bachelors of Science in Engineering from the United States Military Academy at West Point in 1982 and obtained a Masters in Business Administration from the University of Chicago in 1991.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BREWING COMPANY, INC.

Date: March 24, 2016	By:	/s/ Brent Willis
Brent Willis, Interim Chief Executive Officer